Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 2020, relating to the financial statements of e.l.f. Beauty, Inc., appearing in this Annual Report on Form 10-K of e.l.f. Beauty, Inc. for the fiscal year ended March 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
June 3, 2020